Exhibit (g)(21)

FORM OF NOVATION AND AMENDMENT AGREEMENT

Reference is hereby made to a Custodian Agreement dated as of September 14, 2009 (the “Custodian Agreement”) by and between the funds party thereto (each, the “Fund” and collectively, the “Funds”) and Brown Brothers Harriman & Co. (“BBH”) as amended from time to time.

W I T N E S S E T H:

WHEREAS, pursuant to the terms and conditions of the Custodian Agreement BBH provides certain custodial services to the Funds;

WHEREAS, AB Cap Fund, Inc. (formerly known as AllianceBernstein Cap Fund, Inc.)(“AB Cap Fund”) on behalf of its series AB All China Equity Portfolio (the “Portfolio”), wishes to engage BBH to provide the same custodial services under the Custodian Agreement to the Portfolio;

WHEREAS, AB Cap Fund has requested, and BBH has agreed to permit AB Cap Fund on behalf of the Portfolio to become a party to the Custodian Agreement for the purposes of the provision of BBH’s custodial services to the Portfolio pursuant to the terms of the Custodian Agreement.

NOW THEREFORE, BBH, the Funds and AB Cap Fund on behalf of the Portfolio hereby agree by execution of this Novation and Amendment Agreement that AB Cap Fund on behalf of the Portfolio shall be joined as party to the Custodian Agreement, and to amend the Custodian Agreement as follows, as of ___________, 2018:

I.	Amendments to the Custodian Agreement

1.       Appendix A of the Custodian Agreement is hereby deleted and Appendix A attached hereto is substituted therefore.

II.       Miscellaneous

1.        As amended hereby, all terms and provisions of the Custodian Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.       By signing below where indicated, the Funds and AB Cap Fund on behalf of the Portfolio each hereby ratifies and affirms each of the representations and warranties and confirms that each such representation and warranty remains true and correct as of the date hereof.

3.       By signing below, AB Cap Fund on behalf of the Portfolio shall be fully bound by the terms and conditions of the Custodian Agreement, as amended, effective immediately upon execution of this Novation and Amendment Agreement as if AB Cap Fund on behalf of the Portfolio had been an original party thereto.

4.       This Novation and Amendment Agreement shall be governed by such laws as provided in Section 12.4 of the Custodian Agreement. This Novation and Amendment Agreement may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Novation and Amendment Agreement and together with the Agreement, shall represent the entire understanding of the parties hereto.

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Brown Brothers Harriman & Co.

By:_____________________________________

Name: __________________________________

Title:____________________________________

Date:____________________________________

Each Fund or Portfolio set forth on Appendix A hereto, severally and not jointly

By:______________________________________

Name:____________________________________

Title:_____________________________________

Date:_____________________________________

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Appendix A

To the Custodian Agreement dated as of September 14, 2009
Effective _________, 2018
or in respect of Funds/Portfolios marked with a "*", the corresponding earlier date noted below

AB Global Bond Fund, Inc. (f/k/a AllianceBernstein Global Bond Fund) (*August 8, 2017)

AB Global Real Estate Investment Fund, Inc. (f/k/a AllianceBernstein Global Real Estate Investment Fund) (*August 8, 2017)

AB High Income Fund, Inc. (f/k/a AllianceBernstein High Income Fund) (*August 8, 2017)

AB Sustainable International Thematic Fund, Inc. (f/k/a AllianceBernstein International Growth Fund) (*August 8, 2017)

AB Unconstrained Bond Fund, Inc. (f/k/a AllianceBernstein Unconstrained Bond Fund) (*August 8, 2017)

AllianceBernstein Global High Income Fund, Inc. (*August 8, 2017)

AB Cap Fund, Inc. (f/k/a AllianceBernstein Cap Fund) on behalf of the following portfolios:

AB Emerging Markets Core Portfolio (*April 4, 2014)

AB Emerging Markets Multi-Asset Portfolio (f/k/a AllianceBernstein Emerging Markets Multi-Asset Portfolio) (*August 8, 2017)

AB FlexFee Emerging Markets Growth Portfolio (*April 4, 2014)

AB FlexFee Core Opportunities Portfolio (*May 19, 2017)

AB FlexFee International Strategic Core Portfolio (*May 17, 2017)

AB FlexFee Large Cap Growth Portfolio (*May 19, 2017)

AB FlexFee US Thematic Portfolio (*May 19, 2017)

AB Global Core Equity Portfolio (*October 13, 2014)

AB International Strategic Core Portfolio (*June 26, 2015)

AB Select US Equity Portfolio (f/k/a AllianceBernstein Select US Equity Portfolio) (*August 8, 2017)

AB All China Equity Portfolio

AB Bond Fund, Inc. (f/k/a AllianceBernstein Bond Fund) on behalf of the following portfolios:

AB FlexFee International Bond Portfolio (f/k/a AB Performance Series — International Bond Portfolio) (*August 8, 2017)

AB FlexFee High Yield Portfolio (*August 8, 2017)

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